UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2015

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2015, Albert C. Zapanta retired as director of Tyson Foods, Inc. (the “Company”).
Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of the shareholders of the Company was held on January 30, 2015. Matters voted on by shareholders included (i) the election of directors of the Company's board, (ii) ratification of the Company's selection of PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending October 3, 2015, (iii) a shareholder proposal to adopt and implement a water stewardship policy (“Shareholder Proposal No. 1”), (iv) a shareholder proposal to adopt a recapitalization plan for all outstanding stock (“Shareholder Proposal No. 2”), and (v) a shareholder proposal for an annual public report related to the Company’s palm oil supply chain (“Shareholder Proposal No. 3”). The results of the shareholders' votes are reported below.

(i)	With respect to the election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John Tyson	902,981,820	9,453,598	1,423,492	20,860,065
Kathleen M. Bader	911,899,466	532,940	1,426,504	20,860,065
Gaurdie E. Banister Jr.	911,623,607	806,637	1,428,666	20,860,065
Jim Kever	907,820,766	4,606,519	1,431,625	20,860,065
Kevin M. McNamara	911,642,970	786,927	1,429,013	20,860,065
Brad T. Sauer	904,301,460	8,127,089	1,430,361	20,860,065
Donnie Smith	910,960,656	1,484,038	1,414,216	20,860,065
Robert Thurber	909,685,632	2,747,801	1,425,477	20,860,065
Barbara A. Tyson	903,023,982	9,427,293	1,407,635	20,860,065

(ii)	With respect to the ratification of the Company's selection of PwC:

Votes For	931,126,456
Votes Against	2,158,173
Votes Abstained	1,434,346

(iii)	With respect to Shareholder Proposal No. 1:

Votes For	99,368,343
Votes Against	793,050,248
Votes Abstained	21,440,319
Broker Non-Votes	20,860,065

(iv)	With respect to Shareholder Proposal No. 2:

Votes For	197,090,730
Votes Against	713,717,002
Votes Abstained	3,051,178
Broker Non-Votes	20,860,065

(v)	With respect to Shareholder Proposal No. 3:

Votes For	86,946,649
Votes Against	808,046,638
Votes Abstained	18,865,623
Broker Non-Votes	20,860,065

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 5, 2015	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Vice President, Associate General
Counsel and Secretary